EXHIBIT 10.2


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SAGENT TECHNOLOGY, INC.
                             SECURED PROMISSORY NOTE

US$5,000,000                                                      April 15, 2003
                                                       Mountain View, California

            FOR VALUE RECEIVED Sagent Technology, Inc., a Delaware corporation ("Company"), promises to pay to Group 1 Software, Inc., a Delaware corporation ("Lender"), or its registered assigns, in lawful money of the United States of America the principal sum FIVE MILLION DOLLARS ($5,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 12 percent (12.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) July 31, 2003 (the "Maturity Date"), or (ii) when, upon or after the occurrence of a Change of Control (as defined below) or an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof. This Note is one of the Notes issued pursuant to that certain Note Purchase Agreement dated April 15, 2003 (as amended, modified or supplemented, the "Note Purchase Agreement") by and between Company and Lender. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Note Purchase Agreement.

            THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY A SECURITY AGREEMENT DATED APRIL 15, 2003 (THE "SECURITY AGREEMENT") AND A PLEDGE AGREEMENT DATED APRIL 15, 2003 (THE "PLEDGE AGREEMENT"), EACH OF WHICH IS EXECUTED BY COMPANY FOR THE BENEFIT OF LENDER. ADDITIONAL RIGHTS OF LENDER ARE SET FORTH IN THE SECURITY AGREEMENT.

            The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

            1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

            (a) "Act" shall mean the Securities Act of 1933, as amended.

            (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

            (c) "Collateral" has the meaning given to it in the Security Agreement.

            (d) "Change of Control" shall mean (i) any consolidation or merger involving the Company pursuant to which the Company's stockholders immediately prior to such consolidation or merger own less than fifty percent (50%) of the voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of Company.

            (e) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company under this Note.

            (f) "Event of Default" has the meaning given to it in Section 7 hereof.

            (g) "GAAP" shall mean generally accepted accounting principles as applied in the United States.

            (h) "Lender" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered Lender of this Note.

            (i) "Lender Expenses" shall mean all reasonable cost and expenses (including reasonable attorney fees and expenses) incurred in connection with the preparation, negotiation and enforcement of the Transaction Documents, and Lender's reasonable attorneys fees and expenses incurred in amending, enforcing or defending the Transaction Documents during and after an Event of Default (as set forth in Section 5 hereof) whether or not a suit is brought.

            (j) "Lien" has the meaning given to it in the Note Purchase
Agreement.

            (k) "Note Purchase Agreement" has the meaning given to it in the introductory paragraph hereof.

            (l) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note or any of the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

            (m) "Permitted Liens" has the meaning given to it in the Note Purchase Agreement.

            (n) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

            (o) "Pledge Agreement" has the meaning given to it in the second paragraph hereof.

            (p) "Security Agreement" has the meaning given to it in the second paragraph hereof.

            (q) "Transaction Documents" shall mean this Note, each of the other Notes issued under the Note Purchase Agreement, the Note Purchase Agreement, the Security Agreement and the Pledge Agreement together with any other document or agreement executed and delivered in connection herewith or therewith.

            (r) "Material Adverse Effect" has the meaning given to it in the Note Purchase Agreement.

            2. Interest.

            (a) Interest Rate. Accrued interest on this Note shall be payable on the last business day of each calendar quarter until the outstanding principal amount hereof shall be paid in full at maturity, with the first such payment due on June 30, 2003.

            (b) Default Rate. All unpaid principal, together with any unpaid and accrued interest and other amounts payable hereunder shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to two and one-half percentage points (2 1/2%) above the interest rate applicable immediately prior to the occurrence of such Event of Default or the maximum rate permissible by law, whichever is less.

            3. Prepayment. The Company may at anytime, upon five (5) days prior written notice to Lender, prepay this Note in whole; provided, however, that:
(i) the outstanding principal of this Note for purposes of such prepayment shall be determined by multiplying the actual outstanding principal as of the date of the written notice by 120% (the "Deemed Outstanding Principal") and (ii) any such prepayment will be applied first to the payment of expenses due under this Note and the other Transaction Documents, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of the Deemed Outstanding Principal.

            4. Change of Control. Upon a Change of Control, all unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder shall become immediately due and payable.

            5. Affirmative Covenants. Until such time as all unpaid principal, together with any unpaid and accrued interest and other amounts payable hereunder have been indefeasibly paid in full, Company shall:

            (a) Conduct of Business and Maintenance of Existence and Assets. (i) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Note), including, without limitation, all intellectual property of Company and take all actions necessary to enforce and protect the validity of any such intellectual property; (ii) keep in full force and effect its existence and comply in all material respects with the laws, rules and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (iii) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on Company;

            (b) Violations. Promptly notify Lender in writing of any violation by the Company of any law, statute, rule, regulation, or ordinance of any governmental body, or of any agency thereof, applicable to Company which could reasonably be expected to have a Material Adverse Effect;

            (c) Taxes. Make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to the Lender, promptly following the Lender's request therefore, appropriate certificates attesting to the payment thereof; and

            (d) Operational Agreements. Upon the request of Lender, the Company and Lender shall enter into a mutually acceptable OEM agreement and/or distributor agreement with most favored nation status. Company and Lender also agree to negotiate in faith an agreement whereby Company will provide Lender with the right of refusal with respect to any of its future outsourcing of research and development operations and any related training.

            6. Negative Covenants. Until such time as all unpaid principal, together with any unpaid and accrued interest and other amounts payable hereunder have been paid in full, Company shall not:

            (a) Indebtedness. Incur any Indebtedness, except (i) to Lender, (ii) in connection with capital lease arrangements or purchase money indebtedness incurred in the ordinary course of business, (iii) other Indebtedness incurred in the ordinary course of business in an aggregate outstanding principal amount not in excess of US$500,000 at any time or (iv) Indebtedness listed on the Company Disclosure Letter;

            (b) Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Subsidiary or Affiliate except for extensions of credit in the nature of accounts receivable, prepaid expenses or notes receivable arising from the sale, lease or license of goods or services in the ordinary course of business.

            (c) Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise, except the endorsement of checks in the ordinary course of business or guaranties of Indebtedness of a Subsidiary permitted by Section 6(a)(ii) or 6(a)(iii);

            (d) Dividends. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that (i) Company may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase or (ii) any Subsidiary may make dividends or distributions to Company;

            (e) Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted;

            (f) Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate other than in the ordinary course of business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate;

            (g) Acquisitions. Acquire all or a substantial portion of the assets or voting securities of any Person (or of any Subsidiary, division or operating unit of any Person);

            (h) Partnerships. Enter into any partnership, joint venture or similar arrangement whereby Company is obligated to make any payments or other contributions in connection with such arrangements in excess of $75,000, individually or in the aggregate;

            (i) Retention Payments. Without prior approval by Company's board of directors or compensation committee thereof, make any retention or bonus payment to any individual in an amount in excess of $100,000 individually or $250,000 in the aggregate; or

            (j) Transfers to Subsidiaries. Transfer to Foreign Subsidiaries cash or other assets in an aggregate Net Amount outstanding on any date in excess of 20% of the Company's market capitalization as of the close of the preceding business day; provided, that

            (i) such transfers shall be made in the ordinary course of business,

            (ii) a reduction in Company's market capitalization after making any transfers that were permitted by this Section 6(j) shall not render such transfers in violation of this Section 6(j); and

            (iii) that in the event Company requests a waiver of this covenant, Lender shall not unreasonably withhold its consent thereto. As used in this Section 6(j),

                  (1) "Foreign Subsidiary" shall mean any Subsidiary of Company that was not incorporated or organized in the United States, and

                  (2) "Net Amounts" shall mean the aggregate outstanding amount of all transfers of cash or other assets to Foreign Subsidiaries, giving effect to (x) any previous or concurrent transfers of cash or other assets to Company from Foreign Subsidiaries and (y) any amounts previously or concurrently collected by Company in respect of accounts receivable that were invoiced directly by Company as a result of sales by Foreign Subsidiaries.

            7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

            (a) Failure to Pay. Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Documents on the date due and such payment shall not have been made within three (3) business days of Company's receipt of Lender's written notice to Company of such failure to pay;

            (b) Voluntary Bankruptcy or Insolvency Proceedings. Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

            (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement;

            (d) Insolvency. Company shall admit in writing or in a judicial proceeding its inability to pay its debts as they come due or cease operations of its present business;

            (e) Judgments. Any judgment or judgments are rendered or judgment liens filed against Company for an aggregate amount in excess of US$500,000, not otherwise covered by insurance, which within forty-five (45) days of such rendering or filing is neither fully satisfied, stayed nor discharged of record; except that this Section 7(e) shall not apply to any matters related to or arising out of matters listed under Section 3(i) of the Company Disclosure Letter;

            (f) Representations and Warranties. Any representation or warranty made by Company in this Agreement, any Transaction Document or in any certificate, furnished at any time in connection herewith or therewith shall not have been true and correct in all material respects when made;

            (g) Covenants. Company shall be in breach of any covenant made hereunder or in any Transaction Document and such breach shall remain uncured for thirty (30) consecutive days.

            (h) Liens. Any Lien in favor of Lender created under the Security Agreement or the Pledge Agreement with respect to any material portion of the Collateral for any reason ceases to be or is not a valid and perfected Lien;

            (i) Seizure. Any material portion of the Collateral shall be seized or taken by a governmental body, or Company or the title and rights of Company or any original owner which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which could, in the opinion of Lender, upon final determination, result in impairment or loss of the security provided by this Agreement or the Transaction Documents, and such action shall not have been stayed or dismissed within forty-five (45) days;

            (j) Key Employee. Andre Boisvert shall cease to be employed by the Company or Michael Shannahan shall cease to be retained as a contractor by the Company for any reason whatsoever and a suitable replacement to the Lender's reasonable satisfaction shall not have assumed their respective positions within a period of forty-five (45) days after such position has first become vacated; provided, however, that in the event that Michael Shannahan ceases to be retained as a contractor by the Company, Lender hereby agrees that the continued employment of Patty Szoka with the Company as the chief accounting officer shall satisfy the foregoing replacement requirement with respect to the position held by Michael Shannahan;

            (k) Value of Collateral. Company shall have acknowledged in writing with the Securities and Exchange Commission that the value of a material portion of its Intellectual Property has suffered a material diminution in value. In no event shall any reduction solely in Company's goodwill be deemed a default under this Section 7(k); or

            (l) Defaults. A default shall have occurred under any other Indebtedness in an outstanding principal amount of $200,000 or more, which default permits the holder thereof to accelerate the maturity of such Indebtedness.

            8. Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default, referred to in Sections 7(b) and 7(c)) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 7(b) and 7(c), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right power or remedy or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

            9. Expenses. Company shall reimburse and indemnify Lender for Lender Expenses which shall include, without limitation, reasonable attorneys' fees (including the allocated costs of in-house counsel) and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral or (b) in instituting, maintaining, preserving, enforcing and foreclosing on Lender's security interest in or Lien on any of the Collateral or maintaining, preserving or enforcing any of Lender's rights hereunder, in any case, whether through judicial proceedings or otherwise.

            10. Indemnity. Company shall indemnify Lender and its officers, directors, Affiliates, attorneys, employees and agents (each, a "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Indemnified Party in any claim, litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person (other than another Indemnified Party or Company) relating to or arising out of this Note or any other Transaction Document, whether or not Indemnified Party is a party thereto, except to the extent that any of the foregoing arises out of the negligence, gross negligence or misconduct of the Indemnified Party.

            11. Successors and Assigns. Subject to the restrictions on transfer described in Sections 14 and 15 below, the rights and obligations of Company and Lender of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

            12. Entire Agreement. This Note together with the other Transaction Documents constitute and contain the entire agreement among Company and Lender and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

            13. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Lender.

            14. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Lender will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Lender's counsel, or other evidence if reasonably satisfactory to Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, Company, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 14 that the opinion of counsel for Lender, or other evidence, is not reasonably satisfactory to Company, Company shall so notify Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Securities Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered Lender hereof as the owner and Lender of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

            15. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Lender.

            16. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed or delivered by courier to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as Company shall have furnished to Lender in writing. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the second business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt.

            17. Usury. In the event any interest is paid on this Note that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

            18. Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

            19. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other jurisdiction. EACH OF LENDER AND COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                       GROUP 1 SOFTWARE, INC.



                                       By: /s/ Mark D. Funston
                                           ----------------------------------
                                           Name:   Mark D. Funston
                                           Title:  Chief Executive Officer


                                       SAGENT TECHNOLOGY, INC.



                                       By: /s/ Andre Boisvert
                                           ----------------------------------
                                           Name:   Andre Boisvert
                                           Title:  Chairman and CEO